UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 18, 2011

Financial Engines, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34636	94-3250323
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1804 Embarcadero Road, Palo Alto, California		94303
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 565-4900

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 18, 2011, the Compensation Committee (the “Committee”) of the Board of Directors of the Financial Engines, Inc. (the “Company”) granted stock options and restricted stock unit (“RSU”) awards to the Company’s Named Executive Officers as set forth in the Company’s proxy statement dated March 30, 2011 (the “NEOs”), pursuant to the terms of the Company’s Amended and Restated 2009 Stock Incentive Plan (the “Plan”):

Name	Current Position(s)	RSUs (#)	Stock Options (#)
Jeffrey N. Maggioncalda	President, Chief Executive Officer and Director	27,090	134,040
Raymond J. Sims	Executive Vice President and Chief Financial Officer	7,970	39,420
Christopher L. Jones	Executive Vice President, Investment Management and Chief Investment Officer	7,970	39,420
Lawrence M. Raffone	Executive Vice President, Distribution and Institutional Services(1)	7,970	39,420
Garry W. Hallee	Executive Vice President, Technology and Service Delivery	7,970	39,420

(1)	Reflects a change in title from Executive Vice President, Sales and Customer Services, to better describe Mr. Raffone’s duties, and does not reflect a change in responsibilities or position.

The Committee determined to grant a mix of stock options and RSUs to its Section 16 executive officers, including the NEOs, as a way to balance risk and reward with retention. The Company believes that offering both stock options and RSUs has greater rententive value than either instrument issued separately. The Company believes that stock options are an effective means to focus the NEOs on delivering long-term value to stockholders because options only have value to the extent that the Company’s stock increases in value from the grant date, while RSUs reward and retain the NEOs by offering them the opportunity to receive shares of Company stock on the date the restrictions lapse. The Section 16 executive officers received approximately 70% of their grant value in stock options and approximately 30% of their grant value in RSUs.

The stock options have a term of ten years with an exercise price equal to the closing price of the Company’s Common Stock on November 18, 2011 and will vest as to 25% of the shares underlying the stock options on the first anniversary of the date of grant and then monthly thereafter over the following 36 months. On November 18, 2011, the Committee also approved a new form of Stock Option Agreement. The new form of Stock Option Agreement is attached as Exhibit 10.1. The Stock Option Agreement and RSU Award and Agreement provide for accelerated vesting of a portion of the award upon the occurrence of specified events as described below.

The RSUs vest over four years, with 25% vesting annually on the anniversary of the grant date. The Company generally intends to withhold shares from the vested awards having a fair market value equal to the amount necessary to satisfy the minimum statutory withholding amount. The form of the 2011 RSU Award and Agreement is attached as Exhibit 10.2.

Prior to November 18, 2011, the form of Stock Option Agreement provided for accelerated vesting if the executive officer was (1) involuntarily terminated within two months prior to a change in control of the Company or (2) involuntarily terminated within 12 months following a change in control of the Company. Under the new form of Stock Option Agreement and the form of RSU Award and Agreement (1) if the executive officer or any other employee is involuntarily terminated within 12 months following a change in control of the Company (as defined in the Plan) or (2) upon the death or permanent and total disability (as such terms are defined in the Plan) of the executive officer or any other employee, then the vesting of the award will accelerate with respect to the number of shares that would have vested within the 12 months following the change in control, death or permanent and total disability, as the case may be.

ITEM 8.01	Other Events.

In November 2011, the following executive officers of the Company each adopted a stock trading plan intended to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, (the “34 Act”), and the Company’s insider trading policy: Jeffrey N. Maggioncalda, the Company’s President and Chief Executive Officer; Deborah J. Berhman, the Company’s Vice President, Human Resources; Kenneth M. Fine, the Company’s Executive Vice President, Marketing; Christopher L. Jones, the Company’s Executive Vice President, Investment Management and Chief Investment Officer; Lawrence M. Raffone, the Company’s Executive Vice President, Distribution and Institutional Services; and Anne S. Tuttle, the Company’s Executive Vice President, General Counsel and Secretary. The trading plans provide for the sale of certain shares of the Company’s common stock, including shares of the Company’s common stock acquired upon the exercise of stock options previously issued to the executive offers, as part of each executive officer’s individual long-term strategy for asset diversification and liquidity. Subject to the terms and conditions of the respective plans, a brokerage firm may periodically issue instructions to exercise stock options subject to a plan and sell the issued shares prior to the expiration of the respective plans.

From time to time the Company’s executive officers, other employees of the Company, or members of the Company’s Board of Directors, may adopt stock trading plans. Our executive officers, employees, or directors may also from time to time adopt trading plans for shares held in trusts over which the individual executive officer, employee, or director has dispositive power.

The foregoing trading plans are intended to comply with Rule 10b5-1 of the ‘34 Act and the Company’s insider trading policy. Trading under the foregoing plans is generally based on reaching certain pre-determined minimum price conditions. Rule 10b5-1 allows individuals who are not in possession of material, non-public information at the time the stock trading plan is adopted to establish prearranged written plans to buy or sell a specified number of shares of a company stock. The foregoing trading plans provide for sales spread out over a set period of time with the goal of minimizing any market impact from such stock sales. Pursuant to Company’s insider trading policy, trading plans must be adopted at least 60 days prior to trading commencing and within approximately a month after the Company has publicly released earnings.

Transactions under the foregoing trading plans will be disclosed publicly through Form 4 filings with the Securities and Exchange Commission, to the extent required by law.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed as part of this Report:

Number	Description

10.1*	Form of Stock Option Agreement

10.2*	Form of Restricted Stock Unit Award and Agreement

*	Indicates management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 22, 2011

FINANCIAL ENGINES, INC.

By:	/s/ Anne S. Tuttle
Anne S. Tuttle
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1*	Form of Stock Option Agreement

10.2*	Form of Restricted Stock Unit Award and Agreement

*	Indicates management contract or compensatory plan or arrangement.